Exhibit 99.1

PRESS RELEASE

Contact: Kevin C. O’Boyle EVP & Chief Financial Officer NuVasive, Inc. 858-909-1998 investorrelations@nuvasive.com	Investors: Patrick F. Williams Vice President, Finance & Investor Relations NuVasive, Inc. 858-638-5511 investorrelations@nuvasive.com

Media: Jason Rando The Ruth Group 646-536-7025 jrando@theruthgroup.com
NUVASIVE REPORTS FIRST QUARTER 2009 FINANCIAL RESULTS
— Increases 2009 Guidance for Revenue and Earnings per Share —
— Announces the Acquisition of Cervitech® —
First Quarter 2009 Highlights:
•	Total revenue of $80.0 million; up 56.3% from the first quarter 2008 and up sequentially 7.3% from fourth quarter 2008

•	Gross margin of 81.5% compared to 82.2% for first quarter 2008

•	GAAP loss per share was $(0.12); favorable to prior guidance of $(0.27) — $(0.25)

•	First quarter loss per share was $(0.02), excluding intellectual property litigation and acquisition related costs; favorable to prior guidance of $(0.21) — $(0.19)

SAN DIEGO, April 22, 2009 — NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today financial results for the quarter ended March 31, 2009.
NuVasive reported first quarter revenue of $80.0 million, a 56.3% increase over the $51.2 million for the first quarter 2008 and a 7.3% increase over the $74.6 million for the fourth quarter 2008.
Gross profit for the first quarter 2009 was $65.2 million and gross margin was 81.5%, compared to a gross profit of $42.1 million and a gross margin of 82.2% for the first quarter 2008. For fourth quarter 2008, gross profit was $61.1 million and gross margin was 82.0%.
Total operating expenses for the first quarter 2009 were $68.7 million compared to $50.5 million in the first quarter 2008 and $57.0 million in the fourth quarter 2008. Operating expenses include $1.9 million for Progentix and Cervitech acquisition costs and $1.6 million related to intellectual property litigation.
On a GAAP basis, the Company reported a net loss of $4.3 million, or $(0.12) per share, for the first quarter 2009.
On a non-GAAP basis, the Company reported net income of $7.3 million, or $0.19 per share, for the first quarter 2009. The non-GAAP earnings per share calculations for the first quarter exclude (i) stock based compensation of $6.7 million; (ii) amortization of acquired intangible assets of $1.3 million; (iii) acquisition related costs of $1.9 million; and (iv) intellectual property litigation costs of $1.6 million.
Cash, cash equivalents and short and long-term marketable securities were $203.5 million at March 31, 2009.
Today, the Company announced the acquisition of Cervitech Inc., a New Jersey based company focused on clinical approval of its PCM® cervical disc system, a motion preserving total disc replacement device. This strategic acquisition provides NuVasive the potential to significantly accelerate its entry into the growing cervical disc replacement market.
Alex Lukianov, Chairman and Chief Executive Officer, said, “We are exceptionally pleased with our financial performance in the first quarter of 2009, specifically our increased profitability, which shows how NuVasive’s continued revenue growth translates to earnings growth. We believe this dynamic is sustainable and we expect continued profitability improvements as the company grows. We have the strategy, the talent, and the infrastructure in place to drive toward our goal of being the #4 spine company in the world and we will get there by adhering to our core values of Absolute Responsiveness®, outstanding customer service, and Cheetah Speed.”
Mr. Lukianov continued, “Today, we are excited to announce the acquisition of Cervitech, which gives NuVasive the potential of rapid entry into the high growth segment of cervical disc replacement with the PCM investigational device. The PCM IDE clinical study is fully enrolled with two year follow-up data complete later this year. With that timing, we anticipate submission for FDA approval in the first quarter of 2010, which is significantly ahead of our current motion preservation R&D pipeline. The acquisition further strengthens our cervical product offering. We expect product revenue of $100 million annually within three years of U.S. commercialization.”

Updated 2009 Financial Guidance
NuVasive is updating its full year 2009 financial guidance as follows:
          Revenue:
•	$355 million to $360 million, including $30 million in Osteocel® Plus; up from previous guidance of $345 million to $350 million, including $28 million in Osteocel Plus
          Gross Margin:
•	Gross Margin of 81% to 82%, consistent with previous guidance
          EPS:
•	GAAP: loss per share of $(0.07) to $(0.05); compared to previous guidance of $(0.14) to $(0.12)

•	Non-GAAP: earnings per share of $0.94 to $0.96; up from previous guidance of $0.83 to $0.85 per enclosed table

•	Earnings per share of $0.11 to $0.13 excluding intellectual property litigation and acquisition related costs per enclosed table; up from previous guidance of $0.02 to $0.04
Reconciliation of Non-GAAP Information
Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, which exclude stock-based compensation, amortization of acquired intangible assets, intellectual property litigation expenses, and acquisition related costs. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of First Quarter 2009 Results

(in thousands, except per share amounts)	$	Per Share
GAAP net loss (A)	$(4,302)	$(0.12)
IP litigation costs	1,629	0.04
Acquisition related costs	1,912	0.05

Earnings excluding other adjustments	(761)	(0.02)
Non-cash stock-based compensation	6,682	0.18
Amortization of acquired intangible assets	1,336	0.04

Non-GAAP earnings (A)	$7,257	$0.19

Basic weighted shares outstanding		36,365

Diluted weighted shares outstanding		37,744

A-	GAAP loss per share is calculated using basic weighted shares outstanding; Non-GAAP earnings per share is calculated using diluted weighted shares outstanding.
Reconciliation of Full Year 2009 Guidance

	Range for Year Ending
	December 31, 2009
(in thousands, except per share amounts)	Low	High
GAAP net loss per share (A)	$(0.07)	$(0.05)
IP litigation costs	0.13	0.13
Acquisition related costs	0.05	0.05

Earnings per share excluding other adjustments	0.11	0.13
Non-cash stock-based compensation	0.70	0.70
Amortization of acquired intangible assets	0.13	0.13

Non-GAAP earnings per share (A)	$0.94	$0.96

Basic weighted shares outstanding	37,200	37,200

Diluted weighted shares outstanding	38,750	38,750

A-	GAAP loss per share is calculated using basic weighted shares outstanding; Non-GAAP earnings per share is calculated using diluted weighted shares outstanding.

Conference Call
NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results. The dial-in numbers are 1-877-407-4018 for domestic callers and 1-201-689-8471 for international. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.nuvasive.com.
After the live webcast, the call will remain available on NuVasive’s website, www.nuvasive.com, through May 22, 2009. In addition, a telephonic replay of the call will be available until May 6, 2009. The replay dial-in numbers are 1-877-660-6853 for domestic callers and 1-201-612-7415 for international callers. Please use account number 3055 and conference ID number 320044.
About NuVasive
NuVasive is a medical device company focused on the design, development, and marketing of products for the surgical treatment of spine disorders. The Company’s product portfolio is focused primarily on the $4.6 billion U.S. spine implant market. Additionally, the Company has expanded into the $1.5 billion global biologics market, the $1.5 billion international market, and is developing products for the emerging motion preservation market.
NuVasive’s principal product offering is based on its Maximum Access Surgery, or MAS® platform. The MAS platform combines four categories of products that collectively minimize soft tissue disruption during spine surgery with maximum visualization and safe, easy reproducibility for the surgeon: NeuroVision®, a proprietary software-driven nerve avoidance system; MaXcess®, a unique split-blade retractor system; a wide variety of specialized implants; and several biologic fusion enhancers. MAS significantly reduces surgery time and returns patients to activities of daily living much faster than conventional approaches. Having redefined spine surgery with the MAS platform’s lateral approach, known as eXtreme Lateral Interbody Fusion, or XLIF®, NuVasive has built an entire spine franchise. With nearly 50 products today spanning lumbar, thoracic and cervical applications, the Company will continue to expand and evolve its offering predicated on its R&D focus and dedication to outstanding service levels supported by a culture of Absolute Responsiveness®.
NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties, relative to the proposed acquisition, include, but are not limited to: the risk that the parties may not consummate the transaction in the expected timeframe or that intervening factors may cause the parties to alter the terms (financial or otherwise)of the transaction; the risk that NuVasive may not be able to achieve expected synergies and strategic benefits from the technology owned by the acquired company; and the risk that NuVasive will not be able to successfully integrate the operations of the acquired company. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the risk that the Company may not be successful in integrating acquired technology or products; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that the Company’s revenue or profitability projections may prove incorrect because of unexpected difficulty in generating sales or achieving anticipated profitability; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of NuVasive’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.
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NuVasive, Inc.
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008

Revenues	$80,008	$51,184
Cost of goods sold	14,774	9,095

Gross profit	65,234	42,089

Operating expenses:
Sales, marketing and administrative	58,481	39,317
Research and development	10,193	6,976
In-process research and development	—	4,176

Total operating expenses	68,674	50,469

Interest income and other, net	776	1,160
Interest expense	(1,868)	(434)
Net loss attributable to noncontrolling interests	230	—

Total other income / (expenses)	(862)	726

Net loss attributable to NuVasive, Inc.	$(4,302)	$(7,654)

Net loss per share:
Basic and diluted	$(0.12)	$(0.22)

Weighted average shares — basic and diluted	36,365	35,411

Stock-based compensation is included in operating expenses in the following categories:
Sales, marketing and administrative	$5,241	$4,504
Research and development	1,441	646

	$6,682	$5,150

NuVasive, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$144,761	$132,318
Short-term marketable securities	40,330	45,738
Accounts receivable, net	50,032	51,622
Inventory, net	82,236	68,834
Prepaid expenses and other current assets	2,675	3,466

Total current assets	320,034	301,978
Property and equipment, net	75,399	73,686
Long-term marketable securities	18,430	45,305
Goodwill	32,194	2,332
Intangible assets, net	70,550	54,767
Other assets	8,491	9,338

Total assets	$525,098	$487,406

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$31,096	$26,633
Accrued payroll and related expenses	15,372	17,132
Acquisition related milestone liabilities	24,653	—
Royalties payable	2,204	1,722

Total current liabilities	73,325	45,487
Senior convertible notes	230,000	230,000
Other long-term liabilities	16,550	24,288

Commitments and contingencies

Noncontrolling interests	14,770	—

Stockholders’ equity:
Common stock	36	36
Additional paid-in capital	391,122	383,293
Accumulated other comprehensive (loss) income	(665)	(190)
Accumulated deficit	(200,040)	(195,508)

Total stockholders’ equity	190,453	187,631

Total liabilities and stockholders’ equity	$525,098	$487,406

NuVasive, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2009	2008
Operating activities:
Net loss	$(4,302)	$(7,654)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,488	3,883
In-process research and development	—	4,176
Stock-based compensation	6,682	5,150
Other non-cash adjustments	842	(47)
Noncontrolling interests	(230)	—
Changes in operating assets and liabilities:
Accounts receivable	1,361	(2,929)
Inventory	(14,100)	(9,306)
Prepaid expenses and other current assets	609	(1,040)
Accounts payable and accrued liabilities	10,052	5,260
Accrued payroll and related expenses	(1,777)	(1,728)

Net cash provided by / (used in) operating activities	4,625	(4,235)
Investing activities:
Cash paid for acquisitions	—	(6,256)
Investment in Progentix	(10,000)	—
Acquisition related milestone payments	(10,000)	—
Purchases of property and equipment	(5,567)	(11,369)
Purchases of short-term marketable securities	(7,658)	(3,005)
Sales of short-term marketable securities	27,725	17,300
Purchases of long-term marketable securities	(6,758)	(8,582)
Sales of long-term marketable securities	18,975	2,000
Other assets	—	740

Net cash provided by / (used in) investing activities	6,717	(9,172)
Financing activities:
Payments of long-term liabilities	—	—
Issuance of convertible debt, net of costs	—	222,414
Purchase of convertible note hedges	—	(45,758)
Sale of warrants	—	31,786
Issuance of common stock	1,160	1,579

Net cash provided by financing activities	1,160	210,021
Effect of exchange rate changes on cash	(59)	—

Increase in cash and cash equivalents	12,443	196,614
Cash and cash equivalents at beginning of year	132,318	61,915

Cash and cash equivalents at end of year	$144,761	$258,529

Supplemental disclosure of non-cash transactions:
Leasehold improvements paid by lessor		$2,848